As filed with the Securities and Exchange Commission on February 2, 1998
                                                 Registration No. 333-42777


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                 FORM S-4
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------
                      FISHER SCIENTIFIC INTERNATIONAL INC.
            (Exact name of registrant as specified in its charter)


      Delaware                         5049                    02-0451017
(State or other jurisdiction)  (Primary standard industrial  (I.R.S. employer
                               classification code number)    identification
                                                              number)

                               Liberty Lane
                            Hampton, NH 03842
                              (603) 926-5911
           (Address, including zip code, and telephone number,
    including area code, of registrant's principal executive offices)

                          Todd M. DuChene, Esq.
                   Fisher Scientific International Inc.
                               Liberty Lane
                            Hampton, NH 03842
                              (603) 925-5911
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                Copies to:

          Barry A. Bryer, Esq.                 Eric L. Cochran, Esq.
   Wachtell, Lipton, Rosen & Katz     Skadden, Arps, Slate, Meagher & Flom LLP
          51 West 52nd Street                    919 Third Avenue
          New York, NY 10019                    New York, NY 10022
             (212) 403-1000                       (212) 735-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the other conditions to the merger of FSI Merger Corp. with and into Fisher Scientific International Inc. (the "Merger") set forth in the Merger Agreement (as described in the Prospectus included herein) are satisfied or waived.
                                ---------------
If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and their is compliance with General Instruction G, check the following box. ( )

If this form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration number of the earlier effective Registration
Statement for the same offering.   (X)  333-42777


                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Registrant, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Registrant in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The Registrant's Certificate of Incorporation provides that each person who at any time is or shall have been a director or officer of the Registrant, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Registrant, and his heirs, executors and administrators, shall be indemnified by the Company in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Section 15 of the Registrant's Certificate of Incorporation facilitates enforcement of indemnification rights by establishing the indemnification right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the Certificate of Incorporation were set forth in a separate written contract between the Registrant and the director or officer.


Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits. The following is a list of Exhibits to this Registration
   Statement:




EXHIBIT     DESCRIPTION

 2.1 --     Second Amended and Restated Agreement and Plan of Merger,
            dated as of November 14, 1997, by and between the Company and
            FSI Merger Corp.(1)
 3.1 --     Certificate of Designations of Series A Junior Participating
            Preferred Stock, dated June 9, 1997.(1)
 3.2 --     Restated Certificate of Incorporation of the Company.(3)
 3.3 --     Bylaws of the Company.(5)
 4.1 --     Senior Debt Securities Indenture dated as of December 18,
            1995 between the Company and Mellon Bank, N.A., as Trustee.(2)
 4.2 --     Certificate of Designations of Series A Junior Participating
            Preferred Stock, dated June 9, 1997 (see Exhibit 3.1).
 4.3 --     Rights Agreement dated as of June 9, 1997, between the
            Company and ChaseMellon Shareholder Services L.L.P., as
            Rights Agent, which includes the form of Right Certificate as
            Exhibit A and the Summary of Rights to Purchase Common Shares
            as Exhibit B.(3)
 4.4 --     First Amendment to Rights Agreement, dated as of August 7,
            1997, between the Company and ChaseMellon Shareholder
            Services, L.L.C.(4)
 4.5 --     Commitment Letters in connection with the Transaction.(1)
 4.6 --     Specimen Certificate of Common Stock, $.01 par value per share, of the Company.(6)
 4.7 --     Restated Certificate of Incorporation of the Company (see
            Exhibit 3.2).
 4.8 --     Bylaws of the Company (see Exhibit 3.3).
 4.9 --     Senior Debt Securities Indenture, dated as of December 18,
            1995 between the Company and Mellon Bank, N.A., as Trustee.(8)
 5.1 --     Opinion of Todd M. DuChene, Esq. re: legality(1)
 8.1 --     Opinion of Wachtell, Lipton, Rosen & Katz re: tax matters(1)
10.1 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Michael D. Dingman.(1)
10.2 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Denis N. Maiorani.(1)
10.3 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Paul M. Meister.(1)
10.4 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Paul M. Montrone.(1)
10.5 --     Rights Agreement dated as of June 9, 1997, between the
            Company and ChaseMellon Shareholder Services L.L.P., as
            Rights Agent, which includes the form of Right Certificate as
            Exhibit A and the Summary of Rights to Purchase Common Shares
            as Exhibit B (see Exhibit 4.3).
10.6 --     First Amendment to Rights Agreement, dated as of August 7,
            1997, between the Company and ChaseMellon Shareholder
            Services, L.L.C. (see Exhibit 4.4).
10.7 --     Second Amended and Restated Agreement and Plan of Merger,
            dated as of November 14, 1997, by and between the Company and
            FSI Merger Corp. (see Exhibit 2.1).
10.8 --     Commitment Letters in connection with the Transaction.(1)
10.9 --     Restated Environmental Matters Agreement, dated as of
            February 26, 1986, as amended and restated as of July 28,
            1989, among Allied-Signal Inc., The Henley Group, Inc., The
            Wheelabrator Group Inc., New Hampshire Oak, Inc. and Fisher
            Scientific Group Inc.(6)
10.10 --    Amended and Restated Credit Agreement dated as of February
            12, 1996, amending and restating the Term Loan and Revolving
            Credit Agreement, dated as of October 16, 1995 among Fisher
            Scientific International Inc., Certain Commercial Lending
            Institutions and Toronto Dominion (Texas), Inc.(9)
10.11 --    Amendment No. 1 dated February 12, 1996 to the Term Loan
            Agreement, dated October 16, 1995 among Fisher Scientific
            International Inc., Fisher Scientific U.K. Limited, Certain
            Commercial Lending Institutions and The Toronto Dominion
            Bank.(9)
10.12 --    1991 Stock Plan for Executive Employees of Fisher Scientific
            International Inc. and its Subsidiaries.(7)
10.13 --    Fisher Scientific International Inc. Retirement Plan.(5)
10.14 --    Fisher Scientific International Inc. Savings and Profit Sharing
            Plan.(5)
10.15 --    Fisher Scientific International Inc. Incentive Compensation
            Plan.(9)
10.16 --    Restricted Unit Plan for Non-Employee Directors of Fisher
            Scientific International Inc.(5)
10.17 --    Fisher Scientific International Inc. Deferred Compensation
            Plan for Non-Employee Directors.(5)
10.18 --    Retirement Plan for Non-Employee Directors of Fisher
            Scientific International Inc.(5)
10.19 --    Fisher Scientific International Inc. Long-Term Incentive Plan.(7)
10.20 --    1995 Operating Unit Stock Plan(9)
10.21 --    Employment Agreement, dated May 23, 1995, between Fisher and
            Michael J. Quinn.(9)
10.22 --    Investors' Agreement dated as of January 21, 1998.*
10.23 --    Fisher Scientific International Inc. 1998 Equity and Incentive
            Plan.*
11.1 --     Statement re: Computation of Earnings per Common Share.(1)
12.1 --     Statements re: Computation of Ratios.(1)
21.1 --     List of Subsidiaries of the Company.(10)
23.1 --     Consent of Deloitte & Touche LLP.(1)
23.2 --     Consent of Todd M. DuChene, Esq.--(included in Exhibit 5.1).
23.3 --     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
            8.1).
23.4 --     Consent of Lazard Freres & Co. LLC(1)
23.5 --     Consent of Salomon Brothers, Inc(1)
24.1 --     Powers of attorney (included on the signature pages to this
            Registration Statement).
27.1 --     Financial Data Schedule.(1)
99.1 --     Form of Proxy Card.(1)
99.2 --     Form of Stock Election.(1)
99.3 --     Form of Eligible Employee Stock Election.(1)
99.4 --     Consent of Anthony J. DiNovi.(1)
99.5 --     Consent of David V. Harkins.(1)
99.6 --     Consent of Scott M. Sperling.(1)
99.7 --     Consent of Kent R. Weldon.(1)

------------
* Filed herewith
(1) Included as an exhibit to the Company's Registration Statement on Form
    S-4 (Registration No. 333-42777) filed with the Securities and Exchange Commission on December 19, 1997 and incorporated herein by reference.
(2) Included as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 3-99884) filed with the Securities and Exchange Commission on November 30, 1995 and incorporated herein by reference.
(3) Included as an exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 9, 1997 and incorporated herein by reference.
(4) Included as an exhibit to the Company's current Report on Form 8-K dated
    November   , 1997, filed with the Securities and Exchange Commission on
    August 8, 1997 and incorporated herein by reference.
(5) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1992, filed with the Securities and Exchange Commission on March 24, 1993 and incorporated herein by reference.
(6) Included as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-43505) filed with the Securities and Exchange Commission on October 23, 1991 and incorporated herein by reference.
(7) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission on March 24, 1995 and incorporated herein by reference.
(8) Included as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-99884) filed with the Securities and Exchange Commission on November 30, 1995 and incorporated herein by reference.
(9) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission on March 21, 1996 and incorporated herein by reference.
(10)Included as an exhibit to the Company's Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission on March 27, 1997 and incorporated herein by reference.


Item 22. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The undersigned Registrant hereby undertakes that every prospectus:
(i) that is filed pursuant to the immediately preceding paragraph, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unen- forceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hampton, State of New Hampshire on the 2nd day of February, 1998.

                                        Fisher Scientific International Inc.


                                        By: /s/ Todd M. DuChene
                                          ----------------------------------
                                          Todd M. DuChene
                                          Vice President, General Counsel
                                           and Secretary


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Todd M. DuChene, Kent Weldon, Paul M. Meister, and each of them individually without the others, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by the virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on its behalf by the following persons in the capacities and on the dates indicated.


      Signature                        Title                Date



Paul M. Montrone*              President, Chief Executive   February 2, 1998
----------------------------   and Director (principal
Paul M. Montrone               executive officer)

/s/ Paul M. Meister            Senior Vice President,       February 2, 1998
----------------------------   Chief Financial Officer
Paul M. Meister                and Director (principal
                               financial and accounting
                               officer)

/s/ Mitchell Blutt             Director                     February 2, 1998
---------------------------
Mitchell Blutt

Robert A. Day*                 Director                     February 2, 1998
---------------------------
Robert A. Day

/s/ Anthony J. DiNovi          Director                     February 2, 1998
--------------------------
Anthony J. DiNovi

Michael D. Dingman*            Director                     February 2, 1998
--------------------------
Michael D. Dingman

/s/ David Harkins              Director                     February 2, 1998
--------------------------
David Harkins

/s/ Scott M. Sperling          Director                     February 2, 1998
--------------------------
Scott M. Sperling

/s/ Kent Weldon
--------------------------     Director                     February 2, 1998
Kent Weldon


* By: /s/ Todd M. DuChene
     -----------------------
     (Attorney-in-Fact)




                            INDEX TO EXHIBITS


EXHIBIT     DESCRIPTION

 2.1 --     Second Amended and Restated Agreement and Plan of Merger,
            dated as of November 14, 1997, by and between the Company and
            FSI Merger Corp.(1)
 3.1 --     Certificate of Designations of Series A Junior Participating
            Preferred Stock, dated June 9, 1997.(1)
 3.2 --     Restated Certificate of Incorporation of the Company.(3)
 3.3 --     Bylaws of the Company.(5)
 4.1 --     Senior Debt Securities Indenture dated as of December 18,
            1995 between the Company and Mellon Bank, N.A., as Trustee.(2)
 4.2 --     Certificate of Designations of Series A Junior Participating
            Preferred Stock, dated June 9, 1997 (see Exhibit 3.1).
 4.3 --     Rights Agreement dated as of June 9, 1997, between the
            Company and ChaseMellon Shareholder Services L.L.P., as
            Rights Agent, which includes the form of Right Certificate as
            Exhibit A and the Summary of Rights to Purchase Common Shares
            as Exhibit B.(3)
 4.4 --     First Amendment to Rights Agreement, dated as of August 7,
            1997, between the Company and ChaseMellon Shareholder
            Services, L.L.C.(4)
 4.5 --     Commitment Letters in connection with the Transaction.(1)
 4.6 --     Specimen Certificate of Common Stock, $.01 par value per share, of the Company.(6)
 4.7 --     Restated Certificate of Incorporation of the Company (see
            Exhibit 3.2).
 4.8 --     Bylaws of the Company (see Exhibit 3.3).
 4.9 --     Senior Debt Securities Indenture, dated as of December 18,
            1995 between the Company and Mellon Bank, N.A., as Trustee.(8)
 5.1 --     Opinion of Todd M. DuChene, Esq. re: legality(1)
 8.1 --     Opinion of Wachtell, Lipton, Rosen & Katz re: tax matters(1)
10.1 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Michael D. Dingman.(1)
10.2 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Denis N. Maiorani.(1)
10.3 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Paul M. Meister.(1)
10.4 --     Change-of-Control Employment Agreement, dated July 31, 1997 between Fisher and Paul M. Montrone.(1)
10.5 --     Rights Agreement dated as of June 9, 1997, between the
            Company and ChaseMellon Shareholder Services L.L.P., as
            Rights Agent, which includes the form of Right Certificate as
            Exhibit A and the Summary of Rights to Purchase Common Shares
            as Exhibit B (see Exhibit 4.3).
10.6 --     First Amendment to Rights Agreement, dated as of August 7,
            1997, between the Company and ChaseMellon Shareholder
            Services, L.L.C. (see Exhibit 4.4).
10.7 --     Second Amended and Restated Agreement and Plan of Merger,
            dated as of November 14, 1997, by and between the Company and
            FSI Merger Corp. (see Exhibit 2.1).
10.8 --     Commitment Letters in connection with the Transaction.(1)
10.9 --     Restated Environmental Matters Agreement, dated as of
            February 26, 1986, as amended and restated as of July 28,
            1989, among Allied-Signal Inc., The Henley Group, Inc., The
            Wheelabrator Group Inc., New Hampshire Oak, Inc. and Fisher
            Scientific Group Inc.(6)
10.10 --    Amended and Restated Credit Agreement dated as of February
            12, 1996, amending and restating the Term Loan and Revolving
            Credit Agreement, dated as of October 16, 1995 among Fisher
            Scientific International Inc., Certain Commercial Lending
            Institutions and Toronto Dominion (Texas), Inc.(9)
10.11 --    Amendment No. 1 dated February 12, 1996 to the Term Loan
            Agreement, dated October 16, 1995 among Fisher Scientific
            International Inc., Fisher Scientific U.K. Limited, Certain
            Commercial Lending Institutions and The Toronto Dominion
            Bank.(9)
10.12 --    1991 Stock Plan for Executive Employees of Fisher Scientific
            International Inc. and its Subsidiaries.(7)
10.13 --    Fisher Scientific International Inc. Retirement Plan.(5)
10.14 --    Fisher Scientific International Inc. Savings and Profit Sharing
            Plan.(5)
10.15 --    Fisher Scientific International Inc. Incentive Compensation
            Plan.(9)
10.16 --    Restricted Unit Plan for Non-Employee Directors of Fisher
            Scientific International Inc.(5)
10.17 --    Fisher Scientific International Inc. Deferred Compensation
            Plan for Non-Employee Directors.(5)
10.18 --    Retirement Plan for Non-Employee Directors of Fisher
            Scientific International Inc.(5)
10.19 --    Fisher Scientific International Inc. Long-Term Incentive Plan.(7)
10.20 --    1995 Operating Unit Stock Plan(9)
10.21 --    Employment Agreement, dated May 23, 1995, between Fisher and
            Michael J. Quinn.(9)
10.22 --    Investors' Agreement dated as of January 21, 1998.*
10.23 --    Fisher Scientific International Inc. 1998 Equity and Incentive
            Plan.*
11.1 --     Statement re: Computation of Earnings per Common Share.(1)
12.1 --     Statements re: Computation of Ratios.(1)
21.1 --     List of Subsidiaries of the Company.(10)
23.1 --     Consent of Deloitte & Touche LLP.(1)
23.2 --     Consent of Todd M. DuChene, Esq.--(included in Exhibit 5.1).
23.3 --     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
            8.1).
23.4 --     Consent of Lazard Freres & Co. LLC(1)
23.5 --     Consent of Salomon Brothers, Inc(1)
24.1 --     Powers of attorney (included on the signature pages to this
            Registration Statement).
27.1 --     Financial Data Schedule.(1)
99.1 --     Form of Proxy Card.(1)
99.2 --     Form of Stock Election.(1)
99.3 --     Form of Eligible Employee Stock Election.(1)
99.4 --     Consent of Anthony J. DiNovi.(1)
99.5 --     Consent of David V. Harkins.(1)
99.6 --     Consent of Scott M. Sperling.(1)
99.7 --     Consent of Kent R. Weldon.(1)

------------
* Filed herewith
(1) Included as an exhibit to the Company's Registration Statement on Form
    S-4 (Registration No. 333-42777) filed with the Securities and Exchange Commission on December 19, 1997 and incorporated herein by reference.
(2) Included as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 3-99884) filed with the Securities and Exchange Commission on November 30, 1995 and incorporated herein by reference.
(3) Included as an exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 9, 1997 and incorporated herein by reference.
(4) Included as an exhibit to the Company's current Report on Form 8-K dated
    November   , 1997, filed with the Securities and Exchange Commission on
    August 8, 1997 and incorporated herein by reference.
(5) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1992, filed with the Securities and Exchange Commission on March 24, 1993 and incorporated herein by reference.
(6) Included as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-43505) filed with the Securities and Exchange Commission on October 23, 1991 and incorporated herein by reference.
(7) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission on March 24, 1995 and incorporated herein by reference.
(8) Included as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-99884) filed with the Securities and Exchange Commission on November 30, 1995 and incorporated herein by reference.
(9) Included in an exhibit to the Company's Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission on March 21, 1996 and incorporated herein by reference.
(10)Included as an exhibit to the Company's Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission on March 27, 1997 and incorporated herein by reference.